Exhibit 10.1

OPTION AGREEMENT

among

NUBIAN RESOURCES LTD.

and

NUBIAN RESOURCES (USA) LTD.

and

ATHENA SILVER CORPORATION

Dated December 11, 2020

in respect of

Excelsior Springs Exploration Project – Esmeralda County, Nevada

TABLE OF CONTENTS

Article 1 INTERPRETATION	1
1.01 Definitions	1
1.02 Interpretation	5
1.03 Severability	6
1.04 Schedules	6
Article 2 REPRESENTATIONS and WARRANTIES	6
2.01 Representations and Warranties of Nubian Parties	6
2.02 Benefit of Representations and Warranties of Nubian Parties	9
2.03 Representations and Warranties of Athena	9
2.04 Benefit and Survival of Representations and Warranties of Athena	9
2.05 Mutual Representations and Warranties	9
2.06 Survival of Representations and Warranties	10
Article 3 FIRST OPTION	11
3.01 Grant of First Option	11
3.02 Conditions of Exercise of First Option	11
3.03 Exercise of the First Option	11
3.04 Accelerated First Option Exercise Conditions	11
3.05 First Option Termination	11
3.06 Termination Consequences – First Option	11
Article 4 SECOND OPTION	12
4.01 Grant of Second Option	12
4.02 Conditions of Exercise of Second Option	12
4.03 Exercise of the Second Option	12
4.04 Accelerated Second Option Exercise Conditions	12
4.05 Second Option Termination	12
4.06 Termination Consequences – Second Option	13
Article 5 SECURITIES LAW AND RESALE Matters; CONSOLIDATION; ANTI-DiLUTION SHARES	13
5.01 Reliance on Prospectus and Registration Exemptions	13
5.02 Resale Restrictions	13
5.03 Legend	13
5.04 Share Consolidation	13
5.05 Anti-Dilution Right	14

i

Article 6 RIGHTS AND OBLIGATIONS	14
6.01 Athena's Right of Entry	14
6.02 Obligations of Athena during Option Period	14
6.03 Obligations of Athena after Termination	15
Article 7 TRANSFERS OF INTEREST	15
7.01 Assignment to Wholly Owned Affiliates	15
7.02 Ownership Structure	16
7.03 Assignments and Transfers During Option Period	16
Article 8 CONFIDENTIALITY; PUBLIC DISCLOSURE	17
8.01 Confidential Information	17
8.02 Information in Public Domain	17
8.03 Public Disclosure	18
Article 9 FORCE MAJEURE	18
9.01 Force Majeure	18
9.02 Effect of Force Majeure Events	19
9.03 Obligation to Remove Force Majeure Events	19
9.04 Notice	19
Article 10 DISPUTE RESOLUTION	19
10.01 Corporate Process	19
10.02 Arbitration	19
Article 11 TERMINATION; DEFAULT	20
11.01 Termination by Notice	20
11.02 Default	20
11.03 Effect of Termination	20
Article 12 INDEMNITY	20
12.01 Indemnity for Breach of Representations, Warranties and Covenants	20
Article 13 NOTICE	21
Article 14 GENERAL	22
14.01 Entire Agreement	22
14.02 Recording of Agreement	22
14.03 Right to Parties to Conduct Other Business	22
14.04 Relationship of the Parties	22
14.05 No Waiver of Breaches	22
14.06 Governing Law	23
14.07 Specific Remedies	23
14.08 Further Assurances	23
14.09 Enurement	23
14.10 Costs	23
14.11 Time of the Essence	23
14.12 Counterparts and Facsimiles	23

SCHEDULE "A" DESCRIPTION OF PROPERTY

SCHEDULE "B" MAP OF PROPERTY

SCHEDULE "C" NET SMELTER RETURNS ROYALTY

SCHEDULE "D" INVESTOR CERTIFICATE

ii

OPTION AGREEMENT

THIS OPTION AGREEMENT made as of December 11, 2020,

AMONG:

NUBIAN RESOURCES LTD., a company existing under the laws of the Province of British Columbia, having an office at Suite 202, Yale Court Plaza, 2526 Yale Court, Abbotsford, British Columbia, Canada, V2S 8G9

("Nubian")

AND:

NUBIAN RESOURCES (USA) LTD., a company existing under the laws of the State of Delaware

("Nubian Subco")

AND:

ATHENA SILVER CORPORATION, a corporation existing under the laws of the State of Delaware, having an office at 2010A Harbison Drive, Unit 312, Vacaville, California, USA, 95687

("Athena")

WHEREAS:

A.	Nubian and Nubian Subco are the legal and beneficial owner of the Property (as defined herein) and the Existing Data (as defined herein);

B.	On August 21, 2020, Nubian and Athena entered into a binding letter of intent (the "LOI") setting out the general terms for an option to purchase by Athena from Nubian of a 100% interest in the Property and the Existing Data (the "Transaction"); and

C.	The Parties wish to formalize the terms of the Transaction by entering into this Agreement to replace the LOI.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of these presents and other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the Parties, the Parties agree as follows:

Article 1
INTERPRETATION

1.01	Definitions

For the purposes of this Agreement and unless otherwise expressly provided, the following words and phrases shall have the following meanings:

"Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise, which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For the purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

1

"Agreement" means this property option agreement, as amended from time to time, and all Schedules which are incorporated by reference;

"Anti-Dilution Shares" has the meaning ascribed thereto in Section 5.05(a)(iii);

"Applicable Law" or "Applicable Laws" means all applicable federal, provincial, territorial, state, regional and local laws (statutory or common), rules, ordinances (including zoning and mineral removal ordinances), regulations, grants, concessions, franchises, licences, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature (including environmental laws and any applicable securities laws or regulations) and any applicable rules of any stock exchange imposing disclosure requirements;

"Assets" means the Property, the Mineral Rights, the Minerals subject to the Mineral Rights and the Existing Data and including, all associated licences, claims, leases, permits, lease agreements, royalties, surface rights, real property rights, mill sites, tunnel sites, water rights, options or other contractual rights to acquire real property or interests in the foregoing;

"Athena" means Athena Silver Corporation, a corporation existing under the laws of the State of Delaware;

"Business Day" means any day, other than a Saturday or Sunday, on which banks in Vancouver, British Columbia or Reno, Nevada are open for commercial banking business during normal banking hours;

"Commencement of Commercial Production" means the first day of the month following the first 30 consecutive days during which Minerals have been produced from a mine at an average rate of not less than 65% of the initial rated capacity if a plant is located on the Property or if no plant is located thereon, the last day of the first period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, whether to a plant or facility constructed for that purpose or to a plant or facility already in existence, but does not include the production of Minerals from bulk sampling or milling for the purpose of testing or milling by a pilot plant;

"Confidential Information" has the meaning ascribed thereto in Section 8.01;

"Consolidation" has the meaning ascribed thereto Section 5.04;

"Encumbrance" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, exception, reservation, easement, encroachment, right of occupation, right-of-way, right-of-entry, matter capable of registration against title, royalty, restrictive covenant or other encumbrance or other adverse Third Party interest of any nature; (including any execution, seizure, attachment or garnishment which binds property), regardless of form, whether or not registered or registrable and whether or not consensual or arising by any Applicable Laws, and includes agreement to give or create any of the foregoing;

"Exchange" has the meaning ascribed thereto in Section 4.02(a);

"Exchange Listing" has the meaning ascribed thereto in Section 4.02(a);

"Existing Data" means all data, maps, information, reports, assays, drill core and samples from or relating to the Property, in whatever form and including all geological, geophysical and geochemical data and drill results, in the possession or under the control of the Nubian Parties;

2

"Existing Royalty" means a 2% net smelter returns royalty on the leased patented claims that comprise a portion of the Mineral Rights granted to Christian W. Bramwell pursuant to a mining lease and option to purchase dated June 2, 2005 and made between Bramwell and Maximus Ventures Ltd. ("Maximus"), as assigned by Maximus to Walker Lane Gold LLC ("Walker") pursuant to an assignment and assumption agreement dated March 18, 2006 and further assigned by Walker to Timberwolf Minerals Ltd. ("Timberwolf") pursuant to an assignment and assumption agreement dated February 12, 2008, and further assigned by Timberwolf to ISC Copper Systems Ltd. pursuant to an assignment and assumption agreement dated August 29 2010;

"Exploration Activities" means all activities directed toward ascertaining and evaluating the existence, location, quantity, quality or commercial value of mineral deposits on the Property, including additional drilling required after discovery of mineral deposits;

"First Option" has the meaning ascribed thereto in Section 3.01;

"First Option Exercise Conditions" has the meaning ascribed thereto in Section 3.02;

"First Option Exercise Date" has the meaning ascribed thereto in Section 3.03;

"First Option Period" means the period commencing as of the date of the LOI and ending on the first to occur of (i) the termination of the First Option under Section 3.05; and (ii) the First Option Exercise Date;

"First Option Termination Date" has the meaning ascribed thereto in Section 3.06;

"Governmental Authority" means any foreign, domestic, national, federal, provincial, territorial, state, regional, municipal or local government or authority, quasi-governmental authority, fiscal or judicial body, government or self-regulatory organization, commission, board, tribunal, organization, registry or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing;

"Interest" means an undivided legal and beneficial interest in and to the Assets expressed as a percentage;

"LOI" has the meaning ascribed thereto in Recital B hereto;

"Material Adverse Change" means any change or effect (or any condition, event or development involving a prospective change or effect) which taken as a whole, may reasonably be expected to materially reduce the value of the Property (other than a change or effect (i) affecting the mining industry generally in the jurisdiction where the Property is located, including changes in metal prices, laws or taxes; (ii) general or economic, financial, currency exchange or commodities market conditions; or (iii) any matter which was publicly disclosed or which was communicated in writing to the other Party prior to the date of this Agreement);

"Mineral Rights" means the mineral rights, interests and claims described and depicted in Schedules "A" and "B", respectively;

"Minerals" means all ores, intermediate products and concentrates or metals derived from them, containing precious, base and industrial minerals and which are found in, on or under, mined or otherwise produced and removed from the Property and may lawfully be explored for, mined and sold pursuant to the rights granted by the Mineral Rights and other instruments of title under which any of the Mineral Rights are held;

"Nubian" means Nubian Resources Ltd., a company existing under the laws of the Province of British Columbia;

3

"Nubian Parties" means, collectively, Nubian and Nubian Subco, and "Nubian Party" means either of them;

"Nubian Royalty" means the 1% net smelter returns royalty retained by Nubian Subco upon the exercise of the Second Option relating to the Mineral Rights comprising the Property calculated and paid in accordance with Schedule "C";

"Nubian Subco" means Nubian Resources (USA) Ltd., a corporation existing under the laws of the State of Delaware;

"Option Period" means the period commencing as of the date of the LOI and ending on the first to occur of the First Option Termination Date, the Second Option Termination Date or the Second Option Exercise Date, as applicable;

"Option Shares" means, collectively, the shares of common stock issued by Athena in connection with exercise of the First Option and the Second Option pursuant to Sections 3.02(b) and 4.02(c), respectively;

"Parties" means, collectively, Nubian, Nubian Subco and Athena, and "Party" means any one of them; and where there is a reference to only two Parties, the Nubian Parties shall be treated as one Party and Athena as the other Party;

"Permitted Encumbrance" means: (i) any security given to a public utility or any Governmental Authority when required in the ordinary course of business in connection with the Exploration Activities ; (ii) any reservations or exceptions contained in the claims or other original grant of rights underlying or related to the Mineral Rights as of the date hereof; (iii) any encumbrance, right or royalty or Tax vested in favour of any Governmental Authority arising under Applicable Laws or under the terms of any contract, mineral concession or license as of the date hereof; (iv) any rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services; (v) the Existing Royalty; and (vi) the Nubian Royalty;

"person" means an individual, corporation, trust, partnership, limited liability company, contractual mining company, joint venture, unincorporated organization, firm, estate, Governmental Authority or any agency or political subdivision thereof, or other entity;

"Property" means the Mineral Rights and all other mineral property interests derived from any such mineral claims. Any reference herein to any mineral claims or other mineral property interests comprised in the Property includes any other interests into which such mineral claims or other mineral property interests may have been converted;

"Public Disclosure" includes any news release, public notice or other publicity concerning this Agreement, the Transaction or any other matter contemplated herein, or the activities of either Party with respect thereto;

"Regulation S" means Regulation S promulgated under the United States Securities Act of 1933;

"Second Option" has the meaning ascribed thereto in Section 4.01;

"Second Option Exercise Conditions" has the meaning ascribed thereto in Section 4.02;

"Second Option Exercise Date" has the meaning ascribed thereto in Section 4.03;

"Second Option Interest" has the meaning ascribed thereto in Section 4.03;

"Second Option Period" means the period commencing as of the First Option Exercise Date and ending on the first to occur of (i) the Second Option Termination Date; and (ii) the Second Option Exercise Date;

4

"Second Option Termination Date" has the meaning ascribed thereto in Section 4.06;

"Securities Laws" means all applicable Canadian and United States federal securities laws and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such provinces and all rules and policies of the TSXV or such other stock exchange on which the securities of a Party are listed at the time;

"Tax" means all federal, state, provincial, territorial, regional, county, municipal, local or foreign taxes, duties, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Governmental Authority, including: (i) any gross income, net income, gross receipts, business, royalty, capital, capital gains, goods and services, value added, severance, stamp, franchise, occupation, premium, capital stock, sales and use, real property, land transfer, personal property, ad valorem, transfer, licence, profits, windfall profits, environmental, payroll, employment, employer health, pension plan, anti-dumping, countervail, customs or excise tax; (ii) all withholdings on amounts paid to or by the relevant person in respect of taxes; (iii) all employment insurance premiums, government pension plan contributions or premiums; (iv) any fine, penalty, interest, or addition to tax; (v) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee; and (vi) any liability for any of the foregoing as a transferee, successor, guarantor, or by contract or by operation of Applicable Laws;

"Transaction" has the meaning ascribed thereto in Recital B hereto;

"Transfer" means to sell, transfer, grant, assign, donate, create an Encumbrance, grant a right to purchase or in any other manner convey, transfer, alienate or dispose of, or commit to do any of the foregoing;

"Third Party" means a person that is not a Party or an Affiliate of a Party;

"TSXV" means the TSX Venture Exchange;

"United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

"U.S. person" means a "U.S. person" as that term is defined in Regulation S.

1.02	Interpretation

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the headings to the Articles, Sections or clauses of this Agreement are inserted for convenience only and are not intended to affect the construction of this Agreement or any provision hereof;

(b)	a reference to a numbered or lettered Article, Section, clause or Schedule refers to the Article, Section, clause or Schedule bearing that number or letter in this Agreement, and a reference to "this Agreement", "hereof", "hereunder", "herein" or words of similar meaning means this Agreement, including the Schedules hereto, together with any amendments thereof;

(c)	all dollar amounts expressed herein refer to the lawful currency of Canada;

5

(d)	a reference to a Party is to a party to this Agreement, and a reference to a Party includes the Party's executors, administrators, successors and permitted assigns and substitutes;

(e)	any reference to a corporate entity includes, and is also a reference to, any corporate entity that is a successor to such entity;

(f)	a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations;

(g)	where any representation or warranty is expressly qualified by reference to the knowledge of a Party, such Party shall have made due and diligent inquiry of such persons (including appropriate officers of the Party) as it considers necessary regarding the matters that are the subject of the representation or warranty;

(h)	words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa;

(i)	the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);

(j)	If any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day; and

(k)	the representations, warranties, covenants and agreements contained in this Agreement shall not merge and shall continue in full force and effect from and after the date hereof for the applicable period set out in this Agreement.

1.03	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and subsisting and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

1.04	Schedules

The following schedules are incorporated into this Agreement by reference:

Schedule "A" Description of Property
Schedule "B" Map of Property
Schedule "C" Net Smelter Returns Royalty
Schedule "D" Investor Certificate

Article 2
REPRESENTATIONS and WARRANTIES

2.01	Representations and Warranties of Nubian Parties

Each of the Nubian Parties jointly and severally represents and warrants to Athena that:

(a)	Nubian Subco is eligible to acquire and hold mining claims in the jurisdiction in which the Property is situated;

6

(b)	Nubian is a "reporting issuer" under the Securities Laws of each of the Provinces of British Columbia, Alberta, Manitoba and Ontario;

(c)	to its knowledge, each of the documents that Nubian has publicly filed with the securities regulatory authorities in Canada since January 1, 2019, is materially accurate and complete and, if applicable, complies with the requirements as to form that apply to such document and, except to the extent modified by subsequently filed documents, contains no "misrepresentation" within the meaning of the Securities Act (British Columbia);

(d)	there is no requirement to make any filing with, give any notice to or obtain any authorization, consent or other approval from a Governmental Authority (including of the TSXV) as a condition to the lawful completion of the Transaction;

(e)	the Mineral Rights are properly and accurately described and depicted in Schedules "A" and "B", respectively;

(f)	the Mineral Rights have been duly and validly issued, acquired (as applicable), located and recorded in compliance to all Applicable Laws and are currently in good standing;

(g)	Nubian Subco is the sole legal owner of the Property and the other Assets and has good and marketable title to the Property and the other Assets, free and clear of all Encumbrances other than Permitted Encumbrances. For clarity and subject to any Permitted Encumbrances, other than the Nubian Parties and Athena hereunder, no person has any right, royalty earn-in, or other interest whatsoever, or, any agreement or commitment to acquire any such interest, in the Mineral Rights or the other Assets, or in any production or profits from the Property;

(h)	the sole registered and beneficial shareholder of Nubian Subco is Nubian, and all of the issued and outstanding shares of Nubian Subco are owned by Nubian, free and clear of any Encumbrances;

(i)	no shareholder agreement, investment agreement, or any other agreement exists, including between the Nubian Parties, that affects the Mineral Rights or the ability of the Nubian Parties to conduct exploration or development activities on the Property in any way;

(j)	neither of the Nubian Parties is party to any outstanding agreements or options to acquire or purchase the Property, the other Assets or Nubian Subco, or any interest therein;

(k)	all work or expenditure obligations applicable to the Property and the other Assets, all statements and reports of the work or expenditures and other requirements to be satisfied or filed to keep the Property and the other Assets in good standing have been satisfied or filed (and all applicable expiry dates extended);

(l)	all Taxes applicable to, or imposed on, the Property and the other Assets, or in connection with holding the Property and the other Assets, which were due to be paid on or before the date hereof have been submitted and paid in full. Without limiting the generality of foregoing, all federal annual mining claim maintenance fees relating to the Property have been paid properly and timely and affidavits of payment of such fees and notices of intent to hold have been recorded properly and timely;

7

(m)	Nubian Subco has conducted all operations in Nevada in material compliance with all Applicable Laws (including any applicable environmental laws and foreign corrupt practices legislation), and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to liability under any environmental laws applicable to either of the Nubian Parties;

(n)	Nubian Subco: (i) has access to the Property and the other Assets to enable Nubian Subco to explore for Minerals, subject to any limitations imposed by Applicable Laws; and (ii) the terms of the Mineral Rights, the other Assets and Applicable Laws allow for access to the surface area covered by the Mineral Rights and as reasonably necessary to carry out all exploration activities contemplated under the scope of this Agreement;

(o)	the Property and the other Assets do not lie within any protected area, rescued area, reserve, reservation, reserved area, environmental or historic protected area, or special needs lands as designated by any Governmental Authority having jurisdiction that would materially and adversely impair the exploration for Minerals or the development of a mining project on the Property;

(p)	there are no actual, alleged or, to their knowledge, potential claims, challenges, suits, actions, prosecutions, investigations or proceedings against or to, the ownership of, or title to, the Property or the other Assets, nor, to their knowledge, is there any basis for any of the foregoing;

(q)	neither of the Nubian Parties has notice, or knowledge of, any proposal to terminate or vary the terms of, or rights attaching to, the Mineral Rights or the other Assets from any Governmental Authority;

(r)	no activity of the Nubian Parties on the Property has been in violation of any environmental law, regulations or regulatory prohibition or order, and conditions on and relating to the Property or the other Assets;

(s)	there has been no spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind by the Nubian Parties of any toxic or hazardous substance or waste (as defined by any Applicable Law) from, on, in or under the Property, except as permitted by, and in material compliance with, Applicable Laws;

(t)	no toxic or hazardous substance or waste has been disposed of, treated on, or is located or stored on the Property by the Nubian Parties, except as permitted by, and in material compliance with, Applicable Laws;

(u)	there are no outstanding obligations or liabilities, contingent or otherwise, under any Applicable Law (environmental, mining or otherwise), including reclamation or rehabilitation work, associated with the Property or arising out of past exploration, development and/or mining activities carried out thereon, nor are the Nubian Parties aware of any basis therefor;

(v)	each of the Nubian Parties has made available to Athena all requested material maps, assays, surveys, drill logs, samples, metallurgical, geological, geophysical, geochemical and engineering data within its possession in respect of the Property; and

(w)	there is no withholding tax required to be remitted by Athena on behalf of the Nubian Parties pursuant to applicable tax legislation in connection with the sale of the Property by the Nubian Parties to Athena.

8

2.02	Benefit of Representations and Warranties of Nubian Parties

The representations and warranties of the Nubian Parties contained in Sections 2.01 and 2.05 are provided for the exclusive benefit of Athena, and a breach of any one or more representations or warranties may be waived by Athena in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

2.03	Representations and Warranties of Athena

Athena represents and warrants to the Nubian Parties that:

(a)	it is eligible to acquire and hold mining claims in the jurisdiction in which the Property is situated;

(b)	it is a reporting issuer subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934;

(c)	the authorized capital stock of Athena consists of 100,000,000 shares of common stock having a par value of $0.0001 each, and 5,000,000 shares of preferred stock having a par value of $0.0001 each, of which 37,032,320 shares of common stock and no shares of preferred stock are issued and outstanding as of the date of this Agreement;

(d)	the Option Shares issued to the Nubian Parties at Closing, as well as any Anti-Dilution Shares issued to the Nubian Parties, shall be validly issued and outstanding, fully paid and non-assessable; and

(e)	to its knowledge, each of the documents that Athena has publicly filed with the United State Securities and Exchange Commission since January 1, 2019, is materially accurate and complete and, if applicable, complies with the requirements as to form that apply to such document and, except to the extent modified by subsequently filed documents, contains no "misrepresentation" within the meaning of the Securities Act (British Columbia).

2.04	Benefit and Survival of Representations and Warranties of Athena

The representations and warranties of Athena contained in Sections 2.03 and 2.05 are provided for the exclusive benefit of the Nubian Parties, and a breach of any one or more representations or warranties may be waived by the Nubian Parties in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

2.05	Mutual Representations and Warranties

Each Party represents and warrants to the other Party that:

(a)	it is duly organized and validly existing under the laws of jurisdiction of its organization or incorporation and is in good standing under the laws of jurisdiction of its organization or incorporation;

(b)	it has all requisite power and authority required to enter into this Agreement and each other document or instrument delivered in connection herewith and has all requisite power and authority to perform fully each and every one of its obligations hereunder;

(c)	it has taken all internal actions necessary to authorize it to enter into this Agreement and its representatives whose signatures are affixed hereto are fully authorized to sign this Agreement and to bind such Party thereby;

9

(d)	this Agreement constitutes a legal, valid and binding obligation of Athena, enforceable against it in accordance with the Agreement's terms, except where such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to equitable remedies that may be granted in the discretion of a court of competent jurisdiction;

(e)	it is not insolvent under the laws of the place of its establishment or incorporation and is able to pay its debts as they fall due;

(f)	neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the performance of its obligations hereunder or thereunder, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, any provision of any agreement to which such Party is a party or is subject;

(g)	neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the performance of its obligations hereunder, nor the consummation of the transactions hereby contemplated, shall conflict with, or result in a breach of, or constitute a default under, any provision of the constating documents, articles or by-laws of such Party, or any law, regulation, rule, authorization or approval of any Governmental Authority to which such Party is a party or is subject;

(h)	there is no action, suit, litigation, arbitration proceeding, governmental proceeding, investigation or claim, including appeals and applications for review, in progress or, to their knowledge, threatened or pending against, or relating to such Party or affecting its assets or business, including in respect of the Nubian Parties, the Property and the other Assets;

(i)	it is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated herein; and

(j)	all documents, statements and information in the possession of such Party relating to the transactions contemplated by this Agreement which may have a material adverse effect on such Party's ability to fully perform its obligations hereunder, have been disclosed to the other Party, and no document previously provided by such Party to the other Party contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

2.06	Survival of Representations and Warranties

The representations and warranties contained in, and made as of the date of, this Agreement are conditions on which the Parties have relied in entering into this Agreement, and enforcement of such representations and warranties shall survive the execution hereof for the term of this Agreement to the full extent necessary for the protection of the Party in whose favour they run.

10

Article 3
FIRST OPTION

3.01	Grant of First Option

Upon and subject to the terms and conditions hereof, the Nubian Parties hereby grant to Athena the sole, exclusive and irrevocable right and option to acquire a 10% Interest (the "First Option"), free and clear of all Encumbrances other than Permitted Encumbrances.

3.02	Conditions of Exercise of First Option

Athena may exercise the First Option and acquire a 10% Interest, by:

(a)	paying to Nubian the non-refundable amount of USD $10,000 forthwith upon the due execution and delivery of the LOI by Athena and Nubian, the receipt of which payment is hereby acknowledged by the Parties; and

(b)	issuing to Nubian or its nominees 5,000,000 (pre-Consolidation) shares of common stock, at a deemed issuance price of $0.05 per share, within five (5) Business Days of the due execution and delivery of this Agreement by all Parties; provided that Nubian or its nominees, as the case may be, shall have executed and delivered to Athena an Investor Certificate, in the form attached as Schedule "D" hereto, prior to the issuance by Athena of the Option Shares and the Anti-Dilution Shares,

(collectively, the "First Option Exercise Conditions").

3.03	Exercise of the First Option

Upon the date that the First Option Exercise Conditions are satisfied (such date being the "First Option Exercise Date") Athena shall be deemed, without any further action required on behalf of Athena, to have earned a 10% Interest (the "First Option Interest").

3.04	Accelerated First Option Exercise Conditions

Any First Option Exercise Conditions may be satisfied by Athena within a shorter time period than those time periods set out in Section 3.02, at the sole discretion of Athena.

3.05	First Option Termination

The satisfaction of the First Option Exercise Conditions is within the sole and unfettered discretion of Athena and is not a contractual obligation. The First Option shall, subject to Article 9, be of no further force or effect, and shall automatically terminate if:

(a)	Athena provides written notice to Nubian of its election not to advance with the Transaction at any time during the First Option Period; or

(b)	Athena, subject to Section 3.04, decides not to satisfy, or does not satisfy, the First Option Exercise Conditions within the time periods set out in Section 3.02.

3.06	Termination Consequences – First Option

If the First Option is terminated (such date of termination being the "First Option Termination Date") pursuant to Section 3.05, then Athena shall acquire no Interest.

11

Article 4
SECOND OPTION

4.01	Grant of Second Option

On the First Option Exercise Date and upon and subject to the terms and conditions hereof, the Nubian Parties shall be deemed to have granted to Athena the sole, exclusive and irrevocable right and option to acquire an additional 90% Interest, for an aggregate 100% Interest (the "Second Option"), free and clear of all Encumbrances other than Permitted Encumbrances.

4.02	Conditions of Exercise of Second Option

Athena may exercise the Second Option and acquire an additional 90% Interest by:

(a)	converting into equity or otherwise settling all of its outstanding debt, such that, at the time of the Exchange Listing, Athena shall have no outstanding debt, with the exception of Exchange, legal, accounting and other fees incurred in connection with the Exchange Listing;

(b)	completing the initial listing (the "Exchange Listing") of its common stock on the Canadian Securities Exchange, the TSXV or such other recognized stock exchange agreed to by Nubian, acting reasonably (the "Exchange"); and

(c)	issuing to Nubian or its nominees an additional 45,000,000 (pre-Consolidation) shares of common stock, at a deemed issuance price of $0.05 per share, within 30 calendar days of the Exchange Listing; provided that Nubian or its nominees, as the case may be, shall have executed and delivered to Athena an Investor Certificate, in the form attached as Schedule "D" hereto, prior to the issuance by Athena of the Option Shares and the Anti-Dilution Shares,

prior to December 31, 2021 or such later date as may be agreed to by the Parties (collectively, the "Second Option Exercise Conditions").

4.03	Exercise of the Second Option

Upon the date that the Second Option Exercise Conditions are satisfied (such date being the "Second Option Exercise Date") Athena shall be deemed, without any further action required on behalf of Athena, to have earned an additional 90% Interest, for an aggregate 100% Interest (the "Second Option Interest"). Upon the occurrence of the Second Option Exercise Date, the Nubian Parties shall take all actions and do all things necessary, as soon as practicable, to transfer the First Option Interest and the Second Option Interest to Athena such that Athena is the legal and beneficial holder of a 100% Interest. The cost of such transfer shall be the responsibility of the Nubian Parties and upon the completion of the transfer of the First Option Interest to Athena, Nubian Subco shall provide notice to Athena of the completion of such transfer.

4.04	Accelerated Second Option Exercise Conditions

Any Second Option Exercise Conditions may be satisfied by Athena within a shorter time period than those time periods set out in Section 4.02, at the sole discretion of Athena.

4.05	Second Option Termination

The satisfaction of the Second Option Exercise Conditions is within the sole and unfettered discretion of Athena and is not a contractual obligation. The Second Option shall, subject to Article 9, be of no further force or effect, and shall automatically terminate if:

12

(a)	Athena provides written notice to Nubian of its election not to advance with the Transaction at any time during the Second Option Period; or

(b)	Athena, subject to Section 4.04, decides not to satisfy, or does not satisfy, the Second Option Exercise Conditions within the time periods set out in Section 4.02.

4.06	Termination Consequences – Second Option

If the Second Option is terminated (such date of termination being the "Second Option Termination Date") pursuant to Section 4.05, then Athena shall acquire no Interest, and the First Option Interest shall automatically revert to the Nubian Parties without the need for any further action by Athena.

Article 5
SECURITIES LAW AND RESALE Matters; CONSOLIDATION; ANTI-DiLUTION SHARES

5.01	Reliance on Prospectus and Registration Exemptions

The Nubian Parties acknowledge and agree that the Option Shares and, if applicable, the Anti-Dilution Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Laws. As a result, the holders of the Option Shares and the Anti-Dilution Shares shall not be entitled to certain protections, rights and remedies available under the Securities Laws, including statutory rights of rescission or damages, and the holders shall not receive information that would otherwise be required to be provided to the holders pursuant to the Securities Laws. As applicable, and to evidence their eligibility to acquire their respective Option Shares and the Anti-Dilution Shares pursuant to an exemption from applicable United States Securities Laws, Nubian or its nominees, as the case may be, shall execute and deliver to Athena an Investor Certificate, in the form attached as Schedule "D" hereto, prior to the issuance by Athena of the Option Shares and the Anti-Dilution Shares.

5.02	Resale Restrictions

In addition to any resale restrictions and escrow and hold periods imposed by Securities Laws, the resale of all Option Shares and Anti-Dilution Shares shall be restricted for a period commencing on the date of the Exchange Listing and ending on the earlier of (i) six (6) months from the date of the Exchange Listing; and (ii) December 31, 2021 (in this Section 5.02, the "Contractual Hold Period"). During the Contractual Hold Period and without the prior consent of Athena, no holder of the Option Shares and the Anti-Dilution Shares may sell, deal in, assign, transfer, dispose of or encumber any of the Option Shares or the Anti-Dilution Shares, in any manner whatsoever, or agree to do any of the foregoing, or enter into any transaction which would have the effect of vesting beneficial ownership of the applicable Consideration Shares in another party.

5.03	Legend

The Nubian Parties acknowledge and agree that the certificates evidencing the Option Shares and the Anti-Dilution Shares shall be legended to reflect the application of the aforesaid resale restrictions.

5.04	Share Consolidation

The Nubian Parties acknowledge and agree that in connection with the Exchange Listing, Athena is intending to effect the consolidation of its then issued and outstanding common stock (the "Consolidation"). If there is any subdivision, consolidation or other alteration of the share capital of Athena before the date of any share issuance to the Nubian Parties, there shall be a corresponding adjustment in the number of shares issuable to reflect such change in share capital.

13

5.05	Anti-Dilution Right

(a)	The Parties acknowledge and agree that:

(i)	at the time of the Exchange Listing and excluding any shares of common stock issued in connection with the Concurrent Financing, Athena is expected to have no more that 50,000,000 shares of common stock issued and outstanding (on a pre-Consolidation basis);

(ii)	Athena intends to conduct, either before or after the Exchange Listing and on a commercially reasonable efforts basis, a private placement of its common stock to raise up to USD $750,000 (in this Section 5.05, the "Concurrent Financing") at a minimum price of USD $0.03 per share for a total maximum offering of 25,000,000 shares of common stock in connection with the Concurrent Financing; and

(iii)	immediately after giving effect to the Concurrent Financing and the issuance of the Option Shares, the Nubian Parties and their nominees shall not hold less than 40% (in the aggregate) of Athena's issued and outstanding common stock, on a non-diluted basis, with the effect that Athena shall issue to the Nubian Parties or their nominees in conjunction with the closing of the Concurrent Financing, for no additional consideration, such number of shares of common stock (the "Anti-Dilution Shares"), as is necessary for the Nubian Parties and their nominees to maintain the aforementioned percentage.

Article 6
RIGHTS AND OBLIGATIONS

6.01	Athena's Right of Entry

Throughout the Option Period and subject to the rights of entry and access reserved for the Nubian Parties hereunder, Athena and its employees, agents and independent contractors shall have the exclusive right in respect of the Property to:

(a)	enter thereon;

(b)	have exclusive and quiet possession thereof;

(c)	determine, control and carry out, in its sole discretion, Exploration Activities, including the testing, assaying, bulk sampling, removal of ores, minerals and metals from the Property;

(d)	access all information in the possession or control of the Nubian Parties relating to prior operations on the Property, including all Existing Data; and

(e)	bring upon and erect upon the Property such structures and other facilities as may be necessary or advisable to carry out Exploration Activities.

6.02	Obligations of Athena during Option Period

During the Option Period, Athena shall:

(a)	keep the Property in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard and, in doing so, to conduct all work on or with respect to the Property, in a manner consistent with good mining practice and in compliance with all Applicable Laws governing the Property;

14

(b)	keep the Property free and clear of all Encumbrances arising from its operations hereunder (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by Athena) and shall proceed with all diligence to contest and discharge any such lien that is filed;

(c)	for so long as Athena has an interest in the Property, to permit the directors, officers, employees and designated consultants and agents of the Nubian Parties, at their own risk, access to the Property at all reasonable times, provided that each of the Nubian Parties shall jointly and severally indemnify Athena against and save it harmless from all costs, claims, liabilities and expenses that Athena may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee, designated consultant or agent of the Nubian Parties while on the Property, except to the extent that any such costs, claims, liabilities or expenses result from Athena's gross negligence or wilful misconduct; and

(d)	report any Material Adverse Change concerning the Property to Nubian.

6.03	Obligations of Athena after Termination

If this Agreement is terminated pursuant to the provisions of Section 3.05 or 4.05, then Athena shall:

(a)	leave the Property free and clear of all Encumbrances, except Permitted Encumbrances, arising from operations by or on behalf of Athena, in a safe and orderly condition and in a condition which is in compliance with all Applicable Laws including, with respect to reclamation and rehabilitation and including the clean-up and removal of any hazardous waste from the Property;

(b)	promptly, but in any event within 120 days, remove all buildings, plant, equipment, machinery, tools, appliances and supplies which may have been brought by Athena upon the Property (and Nubian shall permit Athena to access the Property, or the applicable part thereof for such purposes). If not so removed, Nubian may at any time thereafter either remove same and charge the cost of removal to Athena or may elect to keep such items on the Property, or the applicable part thereof, with the effect that any such buildings, plants, equipment, machinery, tools, appliances and supplies not removed become the property of Nubian; and

(c)	promptly perform any reclamation, remediation or pollution control, which is required as of the date of the termination of the Option arising in connection with Athena's activities on the Property during the Option Period, such performance to include, the provision of all financial assurances required by Applicable Laws with respect to the costs of such reclamation, remediation or pollution control.

Article 7
TRANSFERS OF INTEREST

7.01	Assignment to Wholly Owned Affiliates

The Parties may assign all (but not a portion thereof) of their rights under this Agreement or their Interest to a wholly owned Affiliate, and in such a case, the assignee shall covenant to be bound by this Agreement and notwithstanding such Transfer, the assignor shall remain liable for all its obligations hereunder prior to the date of the Transfer and be bound by this Agreement. If such assignee intends to cease to be a wholly owned Affiliate of Nubian or Athena, as applicable, it shall, before ceasing to be a wholly owned Affiliate, assign its rights under this Agreement and its Interest to another wholly owned Affiliate of either Nubian or Athena, as applicable (which such wholly owned Affiliate shall also covenant to be bound by this Agreement) before ceasing to be a wholly owned Affiliate.

15

7.02	Ownership Structure

The Parties shall hold their respective Interests only directly or indirectly through wholly owned Affiliates.

7.03	Assignments and Transfers During Option Period

Subject to Sections 3.03 and 4.03, during the Option Period, except as provided in this Article 7, the following shall apply:

(a)	Assignment with Consent. No Party may directly or indirectly sell its Interest without the written consent of the other Parties.

(b)	Restriction on Transfer of Assets. None of Nubian, Nubian Subco, any wholly owned Affiliate of Nubian which acquires Nubian's rights under this Agreement or its Interest may Transfer all or any part of the Assets or an interest in the Assets (directly or indirectly) except to another wholly owned Affiliate of Nubian or Athena, as applicable.

(c)	Title to Mineral Assets. Nubian Subco shall hold the recorded and legal title of the Mineral Rights and other Assets applicable to the Mineral Rights for the exclusive benefit of and in trust for Athena in accordance with their respective Interests and rights under this Agreement.

(d)	Abandonment. None of the Mineral Rights may be surrendered or abandoned by the Nubian Parties without the express approval of Athena.

(e)	Dealings in Share Capital of Nubian Subco or in Wholly-Owned Affiliates. Nubian shall not (i) Transfer (other than as part of an internal corporate reorganization that involves only Nubian and one or more Affiliates of Nubian and does not result in any change to the Interests of the Parties) any shares or other ownership interest in Nubian Subco or any wholly owned Affiliate that owns such interests; (ii) allow a wholly owned Affiliate of Nubian that directly or indirectly holds such interests to cease to be a wholly owned Affiliate of Nubian; or (iii) issue (other than as part of an internal corporate reorganization that involves only Nubian or one or more Affiliates of Nubian and does not result in any change to the Interests of the Parties) any securities in the capital of Nubian Subco, or of a wholly owned Affiliate holding such interests, except in each of (i), (ii) and (iii) with the express prior written consent of Athena.

(f)	Remedy for Voluntary Breach. Each of the Nubian Parties shall jointly and severally indemnify and save harmless Athena from and against all damages, costs, losses or expenses, including indirect or consequential loss (including loss of profit), loss of opportunity and loss of goodwill, in connection with or arising from any breach of Sections 7.03(b), (c), (d) and (e).

16

Article 8
CONFIDENTIALITY; PUBLIC DISCLOSURE

8.01	Confidential Information

This Agreement and all information (whether embodied in tangible or electronic form) exchanged between the Parties under this Agreement ("Confidential Information") is confidential, shall be kept confidential and shall not be disclosed to any person at any time or in any manner except:

(a)	to any Party or to any of the Affiliates of a Party that have a bona fide need to be informed provided that such Affiliates are advised by the disclosing Party of the confidential nature of such Confidential Information;

(b)	with the prior written consent of the other Party, such consent not to be unreasonably withheld;

(c)	to a bank, lender, investor or other financial institution considering the provision of or, which has provided financial accommodation to, a Party or an Affiliate of a Party or to a trustee, representative or agent or such a bank, lender, investor or financial institution, in each case which or who has entered into a confidentiality agreement with the disclosing Party that contains provisions substantially similar to and no less stringent than those contained in this Article 8, and provided that such bank, lender, investor or other financial institution is advised by the disclosing Party of the confidential nature of such Confidential Information;

(d)	by a Party to legal, financial and other professional advisers, auditors and other consultants, officers and employees of a Party or a Party's Affiliate, provided that such legal, financial and other professional advisers, auditors and other consultants, officers and employees of a Party or a Party's Affiliate have first been made aware that the Confidential Information is confidential and have agreed to maintain the confidentiality of the Confidential Information; and

(e)	to the extent required by Applicable Laws or by a lawful requirement of any Governmental Authority or stock exchange having jurisdiction over the Parties or their Affiliates, provided that any Party that intends to make such required disclosure shall (to the extent permitted by Applicable Laws) provide the other Party with the full written text of the proposed required disclosure at least two (2) Business Days before its first disclosure or publication, unless pursuant to Applicable Laws such required disclosure shall be made within a shorter period, in which case the Party intending to make such required disclosure shall provide the full written text of the proposed required disclosure to the other Party for as long a period as is practicable in advance of its first disclosure or publication. The Party making such required disclosure shall consider in good faith all reasonable amendments to the required disclosure as may be proposed by the other Party and shall, to the extent practicable in the circumstances, use its reasonable endeavours to obtain assurances from the Governmental Authority that any such required disclosure shall be treated confidentially. The Party making a required disclosure shall be solely and entirely responsible for the contents of such required disclosure and shall include in the required disclosure a statement as to that Party's sole and entire responsibility.

8.02	Information in Public Domain

The provisions of this Article 8 do not apply to information that is or becomes part of the public domain other than through a breach of the terms thereof.

17

8.03	Public Disclosure

The Parties shall consult with each other prior to making any Public Disclosure, with the disclosing Party advising the other Party of the form and content of the proposed Public Disclosure. The other Party shall have two (2) Business Days to provide the disclosing Party with comments on the proposed Public Disclosure, and if comments are received from the other Party within such time the disclosing Party shall incorporate the other Party's reasonable changes to the Public Disclosure before the Public Disclosure is made. If such comments are not received by the disclosing Party within two (2) Business Days, the disclosing Party is then free to proceed with such Public Disclosure as originally proposed. If a Public Disclosure is required by Applicable Law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, and in the reasonably held opinion of the disclosing Party is required by such Applicable Law or rules and regulations to be released earlier than would permit the other Party two (2) Business Days to provide comments, then the other Party shall provide its comments at the earliest possible time following receipt of the proposed Public Disclosure, provided that nothing herein shall prevent a Party from making a Public Disclosure without having received the comments of the other Party if such immediate disclosure, in the reasonably held opinion of the disclosing Party, is required by such Applicable Law or rules and regulations. Upon disclosure in a Public Disclosure being approved by a Party pursuant to this Section 8.03 (in this Section 8.03, "Approved Disclosure") and publicly disseminated, the provisions of this Section 8.03 shall no longer be applicable for subsequent use of such Approved Disclosure in any future disclosure or use by the applicable Party.

Article 9
FORCE MAJEURE

9.01	Force Majeure

No Party shall be liable to another Party and no Party shall be deemed in default under this Agreement for any failure or delay to perform any of its covenants and agreements when such performance is directly prevented as a consequence of an event of Force Majeure. For the purposes of this Agreement, "Force Majeure" means any event or circumstance, or a combination of events and/or circumstances:

(a)	that causes or results in the prevention or delay of a Party from performing any of its obligations in this Agreement;

(b)	which is beyond the reasonable control of that Party; and

(c)	could not, or the effects of that event or circumstance, could not have been prevented or delayed, overcome or remedied by the relevant Party acting reasonably,

and, provided the event or circumstance meets the foregoing criteria, includes (i) acts of war; civil disobedience; injunctions imposed by any Governmental Authority (except if caused by a breach of law or a court resolution); (ii) explosions, fires or floods not caused by or attributable to a Party; floods, earthquakes, hurricanes or other natural calamities or acts of God; (iii) shortages in workforce, equipment or supplies, travel and access restrictions imposed by a Governmental Authority or other Third Parties, or other delays caused by endemics, epidemics or pandemics; (iv) strikes, lockouts or other industrial labour actions which has national, regional, provincial or state-wide application; (v) any action or failure to act within a reasonable time without justifiable cause by any Governmental Authority, its employees or agents including the denial of or delay in granting any land tenure, concession, authorization, licence, permit, lease, consent, approval or right, upon due, timely and good faith application and diligent effort by the Party to obtain same; (vi) denial of access to the Property by any surface-landowner or occupant in the area where the Property is located; and (vii) injunctions not caused by any breach of this Agreement by any Party.

18

9.02	Effect of Force Majeure Events

If a Party notifies the other Party of a Force Majeure, the performance of its obligations shall be suspended for up to an aggregate period of 12 months and the time for performance of such obligations shall be extended for a period equivalent to the total period from the time the notice of Force Majeure is delivered until the Force Majeure is remedied or completed, or such 12 month period has elapsed.

9.03	Obligation to Remove Force Majeure Events

So far as possible, the Party affected shall make all reasonable commercial efforts to remedy the delay caused by the events referred to above as soon as feasible, provided that nothing contained in this Section 9.03 shall require any Party to settle any industrial dispute or to test the constitutionality of any law, and failure to use such reasonable commercial efforts shall preclude a Party from continuing to claim Force Majeure.

9.04	Notice

The Party suffering Force Majeure shall notify the other Party in writing of the expected period during which the Force Majeure shall persist and forthwith after the end of the period of delay when such Force Majeure Event has been eliminated or rectified.

Article 10
DISPUTE RESOLUTION

10.01	Corporate Process

Any matter in dispute hereunder shall be taken to successively higher levels of the Parties' management within 30 days of any Party receiving written notice from another Party of a dispute. Once the dispute has reached the most senior officer acknowledging responsibility of each of Nubian and Athena, any Party may send a written notice to the other Party indicating that there is a dispute that shall be resolved according to this Section 10.01. If there is no resolution of the dispute at such level within 30 days of such notice, then either Party may refer the matter to arbitration under Section 10.02. The arbitration shall not be deemed to have commenced until one of the Parties is duly served with a request for arbitration as provided under Section 10.02.

10.02	Arbitration

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidating thereof, shall be settled by arbitration of a single arbitrator in accordance with the rules of the British Columbia International Commercial Arbitration Centre (in this Section 10.02, the "BCICAC Rules").

(b)	The arbitrator shall fix a time and place for the purpose of hearing the evidence and representations of the Parties and he shall preside over the arbitration and determine all questions of procedure not provided for under the BCICAC Rules or this Section 10.02. After hearing any evidence and representations that the Parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the Parties. The decision of the arbitrator shall be made within 30 days after his appointment, subject to any reasonable delay due to unforeseen circumstances. The decision of the arbitrator may be entered into any court.

19

(c)	The expense of the arbitration, including travel costs and attorney's fees and costs of the prevailing Party, shall be paid as specified in the award.

(d)	The award of the single arbitrator shall be final and binding upon each of the Parties.

(e)	Notwithstanding any other provision hereunder, during the conduct of dispute resolution procedures pursuant to this Section 10.02, the Parties shall continue to perform their respective obligations under this Agreement.

Article 11
TERMINATION; DEFAULT

11.01	Termination by Notice

Athena shall have the right to terminate this Agreement at any time up to the date of exercise of the Second Option by giving notice in writing of such termination to Nubian, and upon delivery of such notice, this Agreement shall terminate and be of no further force or effect save or except for any obligations of Athena incurred prior to the effective date of termination, with Interest having been earned by Athena.

11.02	Default

If at any time prior to the date of exercise of the Second Option, Athena is in default of any requirement of this Agreement or is in breach of any provision contained in this Agreement, then Nubian may terminate this Agreement by giving written notice of termination to Athena, but only if:

(a)	Nubian has given to Athena written notice of the particular failure, default, or breach on the part of Athena; and

(b)	Athena has not, within 30 Business Days following delivery of such written notice of default, cured, taken reasonable steps to cure, or otherwise disputed, such default.

11.03	Effect of Termination

Section 2.06 (Survival of Representations and Warranties), Section 3.06 (Termination Consequences – First Option), Section 4.06 (Termination Consequences – Second Option), Article 8 (Confidentiality; Public Disclosure), Article 10 (Dispute Resolution), Article 11 (Termination; Default), Article 12 (Indemnity), Section 14.06 (Governing Law) and Section 14.07 (Specific Remedies) and all limitations of liability and rights accrued prior to completion, termination, or expiration of this Agreement shall not merge on completion, termination, or expiration of this Agreement, but shall continue in full force and effect after any termination or expiration of this Agreement as shall any other provision of this Agreement which expressly or by implication from its nature is intended to survive the termination or expiration of this Agreement.

Article 12
INDEMNITY

12.01	Indemnity for Breach of Representations, Warranties and Covenants

Each Party shall indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made or to be fulfilled by it hereunder. Any obligation to indemnify shall be limited to direct damages only.

20

Article 13
NOTICE

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or sent by electronic communications addressed as follows:

(a)	If to Nubian or Nubian Subco, at:

Nubian Resources Ltd.
Suite 202, Yale Court Plaza, 2526 Yale Court
Abbotsford, British Columbia
Canada, V2S 8G9

Attention: Martin Walter, President and CEO
Email: martin@nubianr.com

With a copy to Nubian's solicitors (which shall not constitute notice), at:

Irwin Lowy LLP
217 Queen Street West, Suite 401
Toronto, Ontario
Canada, M5V 0R2

Attention: Eric Lowy
Email: ELowy@irwinlowy.com

(b)	If to Athena, at:

Athena Silver Corporation
2010A Harbison Drive, Unit 312
Vacaville, California
USA, 95687

Attention: John Power, Chief Executive Officer
Email: johncaseypower@gmail.com

With a copy to Athena's solicitors (which shall not constitute notice), at:

Lotz & Company
1170 – 1040 West Georgia Street
Vancouver, British Columbia
Canada, V6E 4H1

Attention: Jonathan C. Lotz
Email: jlotz@lotzandco.com

or to such addresses as each Party may from time to time specify by notice. Any notice shall be deemed to have been given and received if personally delivered, then on the day of personal service to the recipient Party, and if sent by email then on the day on which it was transmitted (or, if such day is not a Business Day or such notice or communication was delivered or transmitted after 5:00 pm (recipient's time), on the next following Business Day).

21

Article 14
GENERAL

14.01	Entire Agreement

This Agreement constitutes the entire agreement among the Parties and supersedes and replaces any other agreement, arrangement or understanding, whether oral or written, express or implied, statutory or otherwise heretofore existing among the Parties in respect of the subject matter of this Agreement, including the LOI. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, among the Parties other than as expressly set forth in this Agreement.

14.02	Recording of Agreement

Promptly following the date hereof, the Nubian Parties and Athena shall execute and deliver such documentation as is necessary to duly register and record in the Office of the Esmeralda County Recorder, notice that the Interest of the Nubian Parties is subject to and bound by the terms of this Agreement.

14.03	Right to Parties to Conduct Other Business

(a)	Outside of the outer boundaries of the Property, the Parties and their respective Affiliates shall be free to engage in any business or other activity, whether or not competitive with the activities of the other Parties, and whether or not such business activity or acquisition is a result of reviewing the information obtained from the Transaction, and in particular, this Agreement may not be construed to prevent a Party from acquiring any mineral rights or interests therein, real property rights, water rights, or other associated rights outside of outer boundaries of the Property.

(b)	No Party shall be under any fiduciary or other obligation to any other Party which shall prevent or impede such Party from participating in, or enjoying the benefits of, competing endeavours of a nature similar to the business or activity undertaken by the Parties hereunder.

(c)	The legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons occupying a relationship similar to that of the Parties shall not apply with respect to participation by any Party in any business activity or endeavour outside the Transaction, and, without implied limitation, a Party shall not be accountable to the others for participation in any such business activity or endeavour outside the Transaction which is in direct competition with the business or activity undertaken by the Parties under this Agreement.

14.04	Relationship of the Parties

Nothing in this Agreement is to constitute or be deemed to constitute a partnership for any purpose between the Parties.

14.05	No Waiver of Breaches

A waiver of any right, power or remedy under this Agreement shall be in writing signed by the Party granting it. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

22

14.06	Governing Law

(a)	This Agreement shall be governed by and interpreted in accordance with the laws in force in the Province of British Columbia and the federal laws of Canada applicable therein, without regard to any conflict of laws or choice of laws principle that would permit or require the application of the laws of any other jurisdiction.

(b)	Each of the Parties hereby irrevocably attorns and submits to the arbitral jurisdiction set forth in Section 10.02(a) and, with respect to any matters not determined by arbitration, to the exclusive jurisdiction of the courts of British Columbia, Canada respecting all matters relating to this Agreement and the rights and obligations of the Parties hereunder.

14.07	Specific Remedies

Each of the Parties agrees that its failure to comply with the covenants and restrictions set out in Article 8 would constitute an injury and cause damage to the other Party impossible to measure monetarily. Therefore, in the event of any such failure, the other Party shall, in addition and without prejudice to any other rights and remedies that it may have at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing the provisions of the foregoing sections.

14.08	Further Assurances

The Parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the Parties in the Property.

14.09	Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.

14.10	Costs

Each Party shall bear its own costs in respect of the negotiation, drafting and settlement of this Agreement.

14.11	Time of the Essence

Time is of the essence of this Agreement.

14.12	Counterparts and Facsimiles

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and same instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission shall be as effective as delivery of a manually executed copy of this Agreement by such Party.

[Remainder of page intentionally left blank; signature page to follow]

23

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

NUBIAN RESOURCES LTD. Per: _______________________________ Authorized Signatory
NUBIAN RESOURCES (USA) LTD. Per: _______________________________ Authorized Signatory
ATHENA SILVER CORPORATION Per: _______________________________ Authorized Signatory

24

SCHEDULE "A"

DESCRIPTION OF PROPERTY

See attached.

25

SCHEDULE "B"

MAP OF PROPERTY

See attached.

26

SCHEDULE "C"

NET SMELTER RETURNS ROYALTY

Pursuant to the attached Agreement, Nubian Subco (in this Schedule "C", the "Royalty Holder") is entitled to a royalty equal to 1% of net smelter returns (the "NSR Royalty") from the Property payable by Athena (in this Schedule "C" only, the "Royalty Payor"). All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

1.	After the Commencement of Commercial Production, the Royalty Payor shall pay to the Royalty Holder an NSR Royalty equal to 1% of the Net Value of all ores, minerals, metals and materials mined and removed from the Property and sold or deemed to have been sold by or for the Royalty Payor (collectively, "Products").

2.	As used herein, "Net Value" means the Gross Value of Products, less all costs, charges and expenses paid or incurred by the Royalty Payor with respect to such Products paid or deemed incurred by the Royalty Payor before or after such Products leave the Property in respect of the following:

(a)	charges for treatment in the smelting and refining process (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other process deductions);

(b)	actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Products from the Property to the place of treatment and then to the place of sale;

(c)	actual sales and brokerage costs on Products; and

(d)	sales, use, severance, net proceeds of mine and ad valorem taxes and any other tax (excluding GST or HST, as applicable) on or measured by mineral production net of any rebate (excluding GST or HST rebates, as applicable), credit or refund which the Royalty Payor has received or to which it is entitled, but excluding any and all taxes based upon the net or gross income or outstanding capital of the Royalty Payor or other operator of the Property.

3.	As used herein, "Gross Value" shall have the following meaning:

(a)	if the Royalty Payor causes raw, refined or processed nickel and/or iron, in any form, to be produced from the Property and sold, then the Gross Value shall be the amount of the proceeds of sale actually received by the Royalty Payor on its proportionate share thereof;

(b)	if the Royalty Payor causes any other Products to be produced from the Property and sold, then the Gross Value shall be the amount of the proceeds of sale actually received by the Royalty Payor on its proportionate share thereof; and

(c)	the proceeds of any insurance settlement arising from a claim for lost or damaged Product.

Where payment is made by an independent third party refinery on a provisional basis, the Gross Value shall be based upon the amount of such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of the Products established by final settlement by such refinery.

27

In the event that smelting, refining or processing of Products are carried out in custom toll facilities owned or controlled in whole or in part by the Royalty Payor or any of its Affiliates or any other party with which the Royalty Payor does not deal at arm's length (as defined in the Income Tax Act (Canada)), then charges, costs and penalties for such smelting, refining or processing shall mean the costs the Royalty Payor would have incurred if such smelting, refining or processing were carried out at facilities owned or controlled by parties with which it does not deal at arm's length, then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by the Royalty Payor with respect to such smelting, refining or processing.

4.	The timing, nature, manner and extent of any exploration, development, mining, production and sale of Products, if any, shall be at the sole discretion of the Company. No implied covenants or conditions whatsoever shall be read into this Schedule "C", including any covenants or conditions relating to exploration, development, prospecting, mining, production or sale of Products, except for the covenants of good faith and fair dealing.

5.	The Royalty Payor may, but is not obligated to, beneficiate, mill, sort, concentrate, refine, smelt, or otherwise process and upgrade the ores, concentrates, and other mineral products produced from ores mined from the Property prior to sale, transfer, or conveyance to a purchaser, user or consumer other than the Royalty Payor. The Royalty Payor shall not be liable for mineral values lost in such processing under sound mining and metallurgical practices. The Royalty Payor shall have the right to stockpile and commingle ore, concentrates, minerals and other material mined and removed from the Property from which Products are to be produced with ore, concentrates, minerals and other material mined and removed from other lands and properties; provided, however, that the Royalty Payor shall calculate from representative samples the average grade thereof and other measures as are appropriate in accordance with sound mining and metallurgical practices, and shall weigh (or calculate by volume) the material before commingling. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Royalty Payor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder.

6.	The Royalty Payor shall be permitted to sell Products to an Affiliate or person with which it does not deal at arm's length, provided that such sales shall be considered, solely for the purpose of computing Net Value, to have been sold at prices and on terms no less favourable than those which would be extended to an unaffiliated Third Party under similar circumstances.

7.	All Products for which an NSR Royalty is payable shall be weighed or measured, sampled and analyzed in accordance with sound mining and metallurgical practices. After such measurement, the Royalty Payor may mix or commingle such Products with ores, materials or products from other Property.

8.	The NSR Royalty shall become due and payable quarterly on the last day of each month following the last day of the calendar quarter in which the same accrued. NSR Royalty payments shall be accompanied by a statement showing in reasonable detail the quantities and grades of the Products sold by the Royalty Payor in the preceding calendar quarter; the proceeds of sale; costs, and other deductions; and other pertinent information in sufficient detail to explain the calculation of the NSR Royalty payment. Should default be made in any payment due to the Royalty Holder hereunder, then all unpaid amounts shall bear interest at the Prime Rate plus 10% until paid. All payments required hereunder may be mailed or delivered to any single depository as the Royalty Holder may instruct.

28

9.	All NSR Royalty payments shall be considered final and in full satisfaction of all obligations of the Royalty Payor with respect thereto, unless the Royalty Holder gives the Royalty Payor written notice describing and setting forth a specific objection to the calculation thereof within 12 months after receipt by the Royalty Holder of the quarterly statement herein provided for. If the Royalty Holder objects to a particular quarterly statement as herein provided, the Royalty Holder shall, for a period of 30 days after the Royalty Payor's receipt of notice of such objection, have the right, upon reasonable notice and at a reasonable time, to have the Royalty Payor's accounts and records relating to the calculation of the NSR Royalty in question audited by a chartered accountant acceptable to the Royalty Holder and to the Royalty Payor. If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly NSR Royalty payment due hereunder. The Royalty Holder shall pay all costs of such audit unless a deficiency of more than 10% of the amount due is determined to exist. The Royalty Payor shall pay the costs of such audit if a deficiency of more than 10% of the amount due is determined to exist. All books and records used by the Royalty Payor to calculate royalties due hereunder in accordance with generally accepted accounting principles consistently applied. Absent fraud, failure on the part of the Royalty Holder to make claim on the Royalty Payor for adjustment in such 12-month period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

10.	The Royalty Payor agrees and consents to the Royalty Holder registering or recording against title to the Property the terms and conditions of this Schedule "C" and the existence of the NSR Royalty.

11.	The Royalty Payor shall have the right to assign the Property, in whole or in part and shall have sole and absolute discretion concerning the sale, assignment, transfer, conveyance, venturing, encumbrance or other disposition of the Property, in whole or in part, on such terms and conditions as it determines appropriate. The Royalty Payor shall require any transferee or assignee of any interest in the Property to assume in writing the obligation to pay the Royalty Holder the NSR Royalty in accordance with the terms and conditions set forth herein, and upon such assumption, the Royalty Payor shall be released from all liability hereunder with respect to the transferred interest in the Property, except for such liability as has accrued prior thereto.

12.	The Royalty Holder may assign its rights under this Schedule "C"; provided that any change in ownership of rights shall be accomplished in such manner that the Royalty Payor shall not be required to make payments to or give notice to more than one person, firm, corporation, or entity. No change or division in the ownership of the NSR Royalty, however accomplished, shall enlarge the obligations of or diminish the rights of the Royalty Payor. No change or division in the ownership of the NSR Royalty shall be binding on the Royalty Payor until 10 days after the Royalty Payor has received a copy of the assignment instrument duly recorded in the applicable recording district evidencing the change or division in ownership.

13.	It is intended that the NSR Royalty and all provisions of this Schedule "C" shall run with the Property and be binding upon and enure to the benefit of the Royalty Holder and its respective successors and assigns.

14.	One-half (0.5%) of the NSR Royalty may be purchased by the Royalty Payor for $500,000 payable to the Royalty Holder. An additional one-half (0.5%) of the NSR Royalty may be purchased by the Royalty Payor at fair market value (as determined at the date of purchase by one or more of the member firms of PricewaterhouseCoopers International Limited, Ernst & Young Global Limited, KPMG International Cooperative and Deloitte Touche Tohmatsu Limited or any successor or resulting firms or entities).

29

SCHEDULE "D"

INVESTOR CERTIFICATE

TO: ATHENA SILVER CORPORATION (the "Company")

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Option Agreement (the "Agreement") to which this Schedule "D" is attached.

In connection with the acquisition of the shares in the common stock of the Company (the "Securities") by _____________________ (the "Acquiror") as contemplated by the Agreement, the Acquiror represents, warrants, covenants and certifies to the Company on behalf of itself and any beneficial purchaser, if any, for whom it is acting hereunder (and acknowledges that the Company and its legal counsel are relying thereon) that:

1.	Receipt of and Access to Information. The Acquiror has been given access to full and complete information regarding the Company (collectively, the "Information") and has utilized such access to the Acquiror's satisfaction for the purpose of obtaining such information regarding the Company as the Acquiror has reasonably requested; and, particularly, the Acquiror has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and to obtain any additional information, to the extent reasonably available. The Acquiror acknowledges that the Acquiror has had an opportunity to review all of the Company's filings with the United States Securities and Exchange Commission (the "SEC"), which are publicly available at www.sec.gov.

2.	Reliance. The Acquiror has relied on nothing other than written Information, if any, provided by the Company and the Company's SEC filings in deciding whether to make an investment in the Company. Except as set forth in the Information, no representations or warranties have been made to the Acquiror by the Company, any selling agent of the Company, or any agent, employee, or affiliate of the Company or such selling agent.

3.	Investment Risks. The Acquiror recognizes that the Securities as an investment involves a high degree of risk, including those set forth under the risk factors contained in the Company's annual reports on Form 10-K and other SEC reports.

4.	Economic Loss. The Acquiror believes that an investment in the Securities is suitable for the Acquiror based upon the Acquiror's age, other investments, tax status, investment experience, investment objectives, investment time horizon, liquidity needs, risk tolerance or financial needs, among other factors. The Acquiror: (i) has adequate means for providing for the Acquiror's current financial needs and personal contingencies; (ii) has no need for liquidity in this investment; (iii) at the present time, can afford a complete loss of such investment; (iv) does not have overall commitments to investments which are not readily marketable and disproportionate to the Acquiror's net worth; and (v) the Acquiror's investment in the Securities will not cause such overall commitments to become excessive.

5.	Sophistication. The Acquiror, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Acquiror is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Securities and has the net worth to undertake such risks. The investment contemplated hereby is the result of arm's length negotiation between the Acquiror and the Company.

6.	Seek Advice. The Acquiror has obtained, to the extent the Acquiror deems necessary, the Acquiror's own personal professional advice with respect to the risks inherent in an investment in the Securities, and the suitability of an investment in the Securities in light of the Acquiror's financial condition and investment needs.

30

7.	General Solicitation. The Acquiror was not offered or sold the Securities, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (ii) to the knowledge of the undersigned, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

8.	Effect and Time of Representations. The information provided by the Acquiror contained in this Certificate is true, complete and correct in all material respects as of the date hereof. The Acquiror understands that the Company's determination that the exemption from the registration provisions of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), which is based upon non-public offerings and applicable to the offer and sale of the Securities, is based, in part, upon the representations, warranties, and agreements made by the Acquiror herein. The Acquiror consents to the disclosure of any such information, and any other information furnished to the Company, to any governmental authority or self-regulatory organization, or, to the extent required by law, to any other person.

9.	Restrictions on Transfer; Limited Market for Securities. The Acquiror acknowledges that (i) the purchase of the Securities is a long-term investment; (ii) the Acquiror shall bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the U.S. Securities Act or under the securities laws of any state and, therefore, the Securities cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; (iii) there is presently only a limited public market for the Securities and the Acquiror may be unable to liquidate the Acquiror's investment in the event of an emergency, or pledge the Securities as collateral for a loan; and (iv) the transferability of the Securities is restricted and (A) requires conformity with the restrictions contained in Section 11 below; and (B) legends will be placed on the certificate(s) representing the Securities referring to the applicable restrictions on transferability.

10.	Restrictive Legend. The Acquiror acknowledges that stop transfer instructions will be placed with the transfer agent for the Securities, and a legend may be placed on any certificate representing the Securities substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT AND HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT AND ANY STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

11.	Restricted Nature of the Securities; Investment Intent. The Acquiror has been advised and understands that (i) the Securities have not been registered under the U.S. Securities Act or applicable state securities laws and that the Securities are being offered and sold pursuant to exemptions from such laws; (ii) the Agreement may not have been filed with or reviewed by certain state securities administrators because of the limited nature of the offering; and (iii) the Company is under no obligation to register the Securities under the U.S. Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available. The Acquiror represents and warrants that the Securities are being purchased for the Acquiror's own account and for investment purposes only, and without the intention of reselling or redistributing the same; the Acquiror has made no agreement with others regarding any of the Securities; and the Acquiror's financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future. The Acquiror is aware that, in the view of the SEC, a purchase of such Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such Securities and for which such Securities were pledged, would represent an intent inconsistent with the representations set forth above. The Acquiror further represents and agrees that if, contrary to the foregoing intentions, the Acquiror should later desire to dispose of or transfer any of such Securities in any manner, the Acquiror shall not do so unless and until (i) said Securities shall have first been registered under the U.S. Securities Act and all applicable securities laws; or (ii) the Acquiror shall have first delivered to the Company a written notice declaring such holder's intention to effect such transfer and describe in sufficient detail the manner and circumstances of the proposed transfer, which notice shall be accompanied either by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, which opinion shall be addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed sale or transfer is exempt from the registration provisions of the U.S. Securities Act and all applicable state securities laws, or by a "no action" letter from the SEC to the effect that the transfer of the Securities without registration will not result in recommendation by the staff of the SEC that action be taken with respect thereto.

31

12.	Notice of Change. The Acquiror will notify the Company in writing promptly (but in all events within 30 days after the applicable change) of any actual or anticipated change in any facts or circumstances, which change would make any of the representations and warranties in this Certificate untrue if made as of the date of such change (after giving effect thereto).

13.	Residence. The Acquiror is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Securities in the jurisdiction set forth on the signature page hereof, and the Securities are being purchased by the Acquiror in the Acquiror's name solely for the Acquiror's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization, except as specifically set forth in this Subscription Agreement.

14.	Corporate Authority. If other than an individual:

(a)	the Acquiror was not organized for the specific purpose of acquiring the Securities;

(b)	the Acquiror is fully authorized, empowered and qualified to execute and deliver this Certificate, to subscribe for and acquire the Securities; and

(c)	this Certificate has been duly authorized by all necessary action on the part of the Acquiror, has been duly executed by an authorized officer or representative of the Acquiror, and is a legal, valid and binding obligation of the Acquiror enforceable in accordance with its terms.

15.	Compliance with Laws; No Conflict. The execution and delivery of this Certificate by or on behalf of the Acquiror and the performance of the Acquiror's obligations under, and the consummation of the transactions contemplated by, the Subscription Agreement do not and will not conflict with or result in any violation of, or default under, any provision of any charter, bylaws, trust agreement, partnership agreement or other governing instrument applicable to the Acquiror, or other agreement or instrument to which the Acquiror is a party, or by which the Acquiror is, or any of its assets are, bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to the Acquiror or the business or assets of the Acquiror.

16.	Compliance with Anti-Money Laundering Regulations, etc. The Acquiror acknowledges that due to anti-money laundering regulations within their respective jurisdictions, the Company and/or any administrator acting on behalf of the Company may require further documentation verifying the Acquiror's identity before this Agreement can be processed or accepted. The Acquiror further agrees to provide the Company at any time with such information as the Company determines to be necessary and appropriate to verify compliance with the anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of Acquiror from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, and to update such information as necessary.

17.	Reliance on Representations. The Acquiror understands the meaning and legal consequences of the representations, warranties, agreements, covenants, and confirmations set out above and agrees that the subscription made hereby may be accepted in reliance thereon. The Acquiror acknowledges that the Company has relied and will rely upon the representations and warranties of the Acquiror in this Subscription Agreement and the completeness and accuracy of the Acquiror's responses herein. The Acquiror agrees to indemnify and hold harmless the Company and any selling agent (including for this purpose their employees, and each person who controls either of them within the meaning of Section 20 of the United States Securities Exchange Act of 1934) from and against any and all loss, damage, liability or expense, including reasonable costs and attorney's fees and disbursements, which the Company, or such other persons may incur by reason of, or in connection with, any of the representations and warranties made herein not having been true when made, any misrepresentation made by the Acquiror or any failure by the Acquiror to fulfill any of the covenants or agreements set forth herein, or in any other document provided by the Acquiror to the Company.

32

The offer to and acquisition of the Securities by the Acquiror occurred in __________________ (State or Province).

DATED as of the ____ day of ____________, 20___.

If a Corporation, Partnership or other Entity:	If an Individual:
Name of Entity	Signature
Type of Entity	Name of Individual
Signature of Person Signing
Name and Title of Person Signing

33